SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2015

BORGWARNER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3850 Hamlin Road, Auburn Hills, Michigan 48326

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 16, 2015, BorgWarner Inc. (the “Company”) issued and sold $500,000,000 aggregate principal amount of its 3.375% Senior Notes due 2025 (the “2025 Notes”) and $500,000,000 aggregate principal amount of its 4.375% Senior Notes due 2045 (the “2045 Notes,” and, together with the 2025 Notes, the “Notes”). The Notes are governed by an indenture dated September 23, 1999 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, dated March 16, 2015 (the “Fourth Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”). Pursuant to the Indenture, interest on the 2025 Notes will accrue at a rate of 3.375% per annum on the principal amount and interest on the 2045 Notes will accrue at a rate of 4.375% per annum on the principal amount, in each case from March 16, 2015, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2015. The 2025 Notes will mature on March 15, 2025 and the 2045 Notes will mature on March 15, 2045, unless redeemed prior thereto. The Company may redeem the Notes of either or both series, in whole at any time or in part (as to any series) from time to time, at the applicable redemption price (as defined in the Indenture).

If a change of control repurchase event (as defined in the Indenture) occurs with respect to a series of Notes, unless the Company has exercised its right to redeem those Notes, the Company will make an offer to each holder of those Notes to repurchase all or any part of that holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus unpaid interest, if any, accrued thereon to, but excluding, the repurchase date.

The Notes will be the Company’s general unsecured and unsubordinated obligations and will rank equally in right of payment with all of its other existing and future unsecured and unsubordinated obligations. The Notes will be effectively subordinated to any of the Company’s existing or future secured debt to the extent of the value of the assets securing such debt and will be structurally subordinated to all existing and future liabilities and any preferred equity of the Company’s subsidiaries.

The Indenture includes customary events of default, including, among other things, payment default, covenant default, certain defaults under other indebtedness of the Company or certain of its subsidiaries and bankruptcy, insolvency or reorganization affecting the Company or certain of its subsidiaries.

The description of the Indenture is a summary and is qualified in its entirety by reference to the Base Indenture and the Fourth Supplemental Indenture (including the forms of Global Note attached as Exhibits A-1 and A-2 to the Fourth Supplemental Indenture), copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this report and are incorporated herein by reference.

The Company intends to use all of the net proceeds from the sale of the Notes for general corporate purposes, including, but not limited to, repurchasing shares of its common stock pursuant to its previously announced repurchase program and repaying its U.S. short-term indebtedness, including its outstanding commercial paper.

Item 2.03	Creation of a direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information under Item 1.01 of this report is incorporated herein by reference.

Item 8.01	Other Events.

The Notes were sold pursuant to an underwriting agreement dated March 9, 2015 (the “Underwriting Agreement “) under which the Company agreed to sell the Notes to certain underwriters named therein (collectively, the “Underwriters”). The closing of the sale of the Notes occurred on March 16, 2015.

The offer and sale of the Notes was registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-194224) that the Company filed with the Securities and Exchange Commission on February 28, 2014. The Company is filing Exhibits 5.1 and 23.1 to this report in connection with a prospectus supplement, dated March 9, 2015, and an accompanying prospectus, dated February 28, 2014, both of which constitute a part of the Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

1.1	Underwriting Agreement, dated March 9, 2015, between BorgWarner Inc. and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, each acting on behalf of itself and the several Underwriters named therein.

4.1	Indenture, dated September 23, 1999, between Borg-Warner Automotive, Inc. and The Bank of New York Mellon Trust Company, N.A. (successor in interest to The Chase Manhattan Trust Company, National Association), as trustee.

4.2	Fourth Supplemental Indenture, dated March 16, 2015, between BorgWarner Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (including the forms of Global Notes attached as Exhibits A-1 and A-2 to the Fourth Supplemental Indenture).

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.

Date: March 16, 2015	By:	/s/ John J. Gasparovic
	Name:	John J. Gasparovic
	Title:	Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 9, 2015, between BorgWarner Inc. and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, each acting on behalf of itself and the several Underwriters named therein.

4.1	Indenture, dated September 23, 1999, between Borg-Warner Automotive, Inc. and The Bank of New York Mellon Trust Company, N.A. (successor in interest to The Chase Manhattan Trust Company, National Association), as trustee.

4.2	Fourth Supplemental Indenture, dated March 16, 2015, between BorgWarner Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (including the forms of Global Notes attached as Exhibits A-1 and A-2 to the Fourth Supplemental Indenture).

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).

5